Exhibit 10.11

LOAN AGREEMENT

US$1,000,000 @ 13% per annum

THIS AGREEMENT made as of the 14th day of March, 2003.

B E T W E E N:

                                PURE PLAY MEDIA, INC.

                                (hereinafter called the "Borrower")

OF THE FIRST PART

- and -

                                DORAL EZ INVESTMENTS INC.

                                (hereinafter called the "Lender")

OF THE SECOND PART

                        WHEREAS the Borrower has been incorporated to carry on the business of producing, distributing, selling and licensing adult video content;

                        AND WHEREAS the Borrower is desirous of borrowing from the Lender and the Lender is desirous of making loans to the Borrower on the terms and conditions hereinafter set out and for those purposes as hereinafter set out;

                        NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

ARTICLE 1 - INTERPRETATION

1.1                   Definitions

For the purposes of this Agreement:

            "Advance Date" means that date on which the Loan is advanced by the Lender to the Borrower;

            "Advances" means all advances made by the Lender to the Borrower pursuant to the Loan;

            "Agreement", "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Loan Agreement and not to any particular section or other portion hereof, and include any and every instrument supplemental or ancillary hereto and the expressions "article" or "section" followed by a number mean and refer to the specified article or section of this Agreement.

            "arm's length" has the same meaning as those words are interpreted in the Income Tax Act (Canada) from time to time;

            "business day" means a day other than Saturday, Sunday or a statutory holiday in the Province of Ontario or the State of California;

            "Charged Property" means and includes all the undertaking, property and assets of the Borrower expressed herein or by any instrument supplemental hereto or thereto to be mortgaged, hypothecated, pledged, charged, ceded and/or transferred to the Lender by the Borrower or in which a security interest is granted, or intended so to be, in favour of the Lender by the Borrower;

            "control" and "controlled" has the same meaning as the definitions of the words "associate" and "associated" in the Business Corporations Act (Ontario) and "controlling" has a comparable meaning;

            "Employment Contracts" means the employment contracts made between the Borrower and each of the Principals;

            "Event of Default" means any of the events specified in Section 6.1, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act;

            "generally accepted accounting principles" or ("GAAP") means the generally accepted accounting principles recommended by the American Institute of Chartered Accountants, as the same may be amended, replaced or restated from time to time;

            "GSA" means the general security agreement to be executed and delivered by the Borrower to the Lender as security for the Indebtedness;

            "Indebtedness" includes all principal and interest (including interest on overdue interest) and other amounts payable pursuant to the Loan and the Security from time to time outstanding;

            "Lapsing Date" means the date which is 12 months after the date of the first Advance made pursuant to this Agreement;

            "Loan" has the meaning given thereto in Section 2.1 hereof;

            "Maturity Date" means that date which is four years after the date of the first Advance made pursuant to this Agreement;

            "Ninn Worx Purchase Agreement" means the agreement dated September 18, 2002 between the Borrower as purchaser and Hope Ranch FX, Inc. ("Hope Ranch") as vendor respecting the purchase and sale of certain equipment, prepaid expenses, customer contracts and goodwill of the business previously carried on by Hope Ranch with the business or style name of "Ninn Worx".

            "Note" means the promissory note executed and delivered by the Borrower to the Lender with respect to the Advance substantially in the same form as the draft note attached hereto as Schedule A;

            "Permitted Encumbrances" means any one or more of the following ranking in priority to the Security:

  liens for taxes, assessments or governmental charges or levies not at the time due and delinquent or the validity of which is being contested by the Borrower, in good faith and by proper legal proceedings which effectively postpone enforcement of any such lien;

  a lien under any judgment rendered or claim filed against the Borrower which the Borrower is contesting in good faith by proper legal proceedings provided that such proceedings effectively postpone enforcement of any such lien;

  with respect to any property of the Borrower, the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown, registered easements and statutory exceptions to title, which do not, in the opinion of counsel for the Lender, impair the use or marketability of such property subject to such reservations;

  liens or rights of distress reserved in, or exercisable under, any lease for rent or for compliance with the terms of such lease;

  any mortgage, hypothecation, charge, security interest or other encumbrance granted by the Borrower as security for the purchase price and other amounts owing by the Borrower pursuant to the Ninn Worx Purchase Agreement on the property and assets acquired by the Borrower pursuant to such agreement;

  any purchase-money security interest, as that term is defined in the Personal Property Security Act (Ontario) or any comparable security; and

  any charge, mortgage, claim, security interest or other encumbrance owed by the Borrower to some other person to which the Lender has agreed in writing to postpone to;

            "person" includes an individual, a partnership, joint venture, a trust, an unincorporated organization or any other association, a corporation and a government or any department or agency thereof and any other entity recognized by law;

            "Principals" means Richard Arnold, Brent Hahn and Michael Fitzgerald and "Principal" means any one of them;

            "Receiver" has the meaning given thereto in Section 7.10 hereof;

            "Security" means the GSA, the Note and any other instrument or agreement which purports to secure the Indebtedness;

            "Shareholders Agreement" means the agreement made by all shareholders of the Borrower with respect to the business and affairs of the Borrower;

            "Subsidiary" means any corporation of which there is owned, directly or indirectly, by or for the benefit of the Borrower, or by or for the benefit of any corporation in like relationship to the Borrower, voting shares which in the aggregate entitle the holders thereof to cast more than 50% of the votes which may be cast by the holders of outstanding voting shares of such first‑mentioned corporation for the election of its directors and includes any corporation in like relationship to a Subsidiary and "Subsidiaries" has a similar extended meaning; and

1.2                   U.S. Dollars

All dollar amounts referred to in this Agreement are in the lawful money of the United States of America unless otherwise provided.

1.3                   Extended Meanings

In this Agreement, where the context requires, the singular number includes the plural and vice versa, the masculine gender includes the feminine and neuter genders and vice versa.

1.4                   Headings

All headings are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents thereof.

1.5                   Schedules

The following schedules are incorporated herein and form part of this Agreement.

                                      Schedule "A"           Note
                                      Schedule "B"           List of Shareholders

1.6                   Financial Terms and Accounting Rules

All financial terms employed and calculations provided for herein shall, unless otherwise specifically provided, be interpreted and applied in accordance with generally accepted accounting principles, applied on a consistent basis and applicable on both a consolidated, or combined if appropriate, and unconsolidated basis.

ARTICLE 2 - THE LOAN

2.1                   Loan

Subject to the terms and conditions hereunder and relying upon the representations and warranties herein set forth, the Lender agrees to lend up to the aggregate maximum principal amount of $1,000,000, in the sole discretion of the Lender, available any time prior to the Lapsing Date in Advances of $100,000 or multiples thereof, on at least five days notice prior to the proposed date of each such Advance, all of which shall be available to the Borrower on a non-revolving basis which amounts the Borrower hereby agrees to pay on the Maturity Date or as otherwise provided herein. Notwithstanding the foregoing, the principal amount of the Loan outstanding at any time together with all interest, fees and other amounts payable hereunder in connection therewith shall become due and payable upon the occurrence of an Event of Default and upon demand being made therefor by the Lender in accordance with the terms and conditions hereof and the Security.  For greater certainty, the Lender shall be under no obligation to make any advance to the Borrower hereunder.

2.2                   Conditions Precedent to the Loan

The Lender's obligation to advance the Loan is conditional upon and subject to the satisfaction of the following conditions precedent, the satisfaction of which shall be in the sole determination of the Lender on the Advance Date:

                         (a)        in the event that the Borrower desires to receive the Advance it shall first deliver to the Lender at least five days prior written notice requesting the Advance;

                         (b)        the Borrower shall have delivered to the Lender a signed copy of each of the following documents:

                                      (i)              this Agreement;

                                     (ii)              the Note;

                                    (iii)              the GSA;

                                    (iv)              the Shareholders Agreement; and

                                    (v)               the Employment Contracts;

                         (c)        the Borrower shall have submitted to the Lender a detailed budget and business plan of the Borrower for at least a 12 month period which shall at least include the date set for the Advance in form and content satisfactory to the Lender;

                         (d)        the Borrower shall have delivered to the Lender, in form satisfactory to the Lender, a fully executed copy of such other documents as the Lender may reasonably require;

                         (e)        the Borrower shall have delivered to the Lender, in form satisfactory to the Lender, a certificate of a senior officer of the Borrower that the representations and warranties set out in this Agreement are true and correct as at such time;

                         (f)         there shall have been no default by the Borrower hereunder or under the Security;

                         (g)        the Security shall have been duly and validly authorized, executed, delivered and registered where required;

                         (h)        all necessary corporate action shall have been taken by the directors and shareholders of the Borrower to authorize the execution and delivery of this Agreement, the Security and all other documentation required in connection with this transaction.

2.3                   Funding Limitation

Provided it has not been in default of funding and notwithstanding all of the conditions for advancing the Loan have been satisfied by the Borrower, the Lender shall have no obligation to advance the Loan or any part thereof after the Lapsing Date.

The Borrower acknowledges that the completion of the Advance shall not be deemed to be waiver or acceptance by the Lender of any condition precedent, and shall not be deemed to be a waiver of any rights the Lender might have for breach of such condition.

2.4                   Interest on the Loan

                         (a)        The Principal amount of the loan outstanding hereunder from time to time shall bear interest at a rate equal to the Loan Interest Rate calculated and compounded monthly and shall be payable monthly, in arrears, on the last day of each month during the term hereof, provided that the first payment shall be calculated for the period commencing on the date of the first Advance to and including the last day of the month during which the first Advance occurred and the last payment shall be calculated for the period commencing on the first day of the month during which the Maturity Date occurs and ending on such date.

                         (b)        In this Agreement, the Loan Interest Rate shall mean the rate of 13% per annum, calculated monthly, provided that until such date as an Event of Default has occurred, the Lender agrees to waive interest at such rate and the Borrower shall only be obliged to pay and the Lender shall only receive interest at a rate equal to 10% per annum.

                         (c)        Interest shall be due on overdue interest and on such part of the principal amount of the Loan as remains outstanding from time to time, together with interest on overdue interest, at the Loan Interest Rate, as well after as before maturity, default and judgment.

2.5                   Accrued Interest

Notwithstanding the foregoing any interest payment which is due and payable may be postponed and may accrue at the option of the Lender at the prevailing interest rate if the making of such interest payment by the Borrower would result in the working capital of the Borrower falling below the working capital requirements of the Borrower approved by the Lender.

2.6                   Prepayment

The Borrower shall have the right to prepay the principal amount of all or any part of the Loan at any time without notice or bonus provided that all interest which has accrued to the date of such prepayment in respect of the Loan and the amount so prepaid, and all fees which had become payable prior to the date of such prepayment, are paid at the time of such prepayment.

2.7                   Default Interest

Should the Borrower at any time default in any payment of principal or interest hereunder, it shall pay interest on the amount of interest and/or principal in default at the Loan Interest Rate at the same time and place as provided for the payment of interest generally hereunder, such interest to be payable both before and after judgment and maturity, until payment in full.

2.8                   Place and Manner of Payment

Payment of the principal and/or interest due on any date shall be made by the Borrower to the Lender by cheque or bank draft, at the City of Mississauga, or at such other place in Ontario as the Lender may direct in writing.  Payment shall be credited to the Borrower on the day of receipt only if received prior to 2:00 p.m. and only if the day of receipt is a business day and otherwise shall be credited on the next business day following receipt.  The receipt of such cheque shall satisfy and discharge the liability for the principal and/or interest to the extent of the sums represented thereby unless such cheque is not paid on presentation.  Any payment of principal or interest shall be made in Canadian funds or if made in U.S. funds, the conversion rate shall be at the exchange rate (purchase rate) as quoted by the Royal Bank of Canada on the date of payment.

2.9                   No Set-Off

The obligations of the Borrower to make all payments of principal and interest and all other amounts due hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any set-off, compensation, counter-claim, recoupment, defence or other right which the Borrower may have against the Lender or anyone else for any reason whatsoever.

2.10                 Restrictions on Distributions

As long as any Indebtedness remains outstanding any funds of the Borrower not required for working capital or other purposes as set out in the relevant budget and business plan or otherwise and which are otherwise available for distribution to the shareholders of the Borrower shall not be distributed to the shareholders as such and shall be used and applied towards repayment of the Indebtedness.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

3.1                   Representations and Warranties

The Borrower represents and warrants to the Lender, and acknowledges that the Lender is relying on such representations and warranties in entering into this Agreement and in making any Advances hereunder, as follows:

                         (a)        Status. The Borrower has been duly incorporated and organized and is a valid and subsisting corporation under the laws of the State of California, and has full capacity and power to carry on its business and to own and lease its property; the Borrower has the corporate power and is duly authorized to borrow the moneys herein contemplated and to enter into, execute, deliver and perform this Agreement and the Security and holds all necessary licences, permits and consents to carry on such business in all jurisdictions in which it does so;

                         (b)        Non-Violation of Other Instruments and Authorization.

  The borrowing of money by the Borrower, the entering into and performance of this Agreement, the Security and any other agreement additional or collateral hereto or thereto do not conflict and will not conflict with, and does not result, and will not result with the passage of time or otherwise in a breach or violation of, or constitute a default under, its articles of incorporation, as amended, or its by-laws or any of the covenants or the provisions contained in any agreement to which it is a party or by which it or its assets are or may be bound or to which it or its assets are or may be subject and does not require the consent or approval of any person; and

  All necessary steps and proceedings have been taken and all consents have been obtained to authorize the entering into, delivery and performance of this Agreement and to create and authorize the issuance, delivery and performance of the Security;

                           (c)        Valid Obligations.  This Agreement and the Security constitute valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms, provided that the enforceability thereof may be limited by:

    bankruptcy, insolvency, liquidation, reorganization, reconstruction or other laws affecting the enforcement of creditors' rights generally; and

    general principles of equity (regardless of whether enforcement is considered to be proceedings at law or in equity) and no representation is given as to any specific remedy that may be granted, imposed or rendered only in the discretion of a court of equity, including remedies such as those of specific performance and injunction;

                          (d)        No Default.  The Borrower is not in default in the performance or observance of any of the obligations, covenants or conditions contained in any material contract, agreement or other instrument to which it is a party or by which it is bound;

                           (e)        Financial Condition.  The Borrower is newly incorporated and as such has no material financial history except as has been fully disclosed to the Lender;

                           (f)         No Actions.  There are no actions, suits or judicial or arbitral proceedings pending or to the knowledge of the Borrower threatened against the Borrower in any court or other authority;

                           (g)        Real Property.  The Borrower does not own any real or immovable property;

                           (h)        Equipment.  All equipment owned or used by the Borrower has been properly maintained and is in good working order and for the purposes of ongoing operation, subject to ordinary wear and tear;

                           (i)         Orders or Notices.  There are no outstanding orders, notices, or similar requirements relating to the Borrower or its assets issued by any building, environmental, fire, health, labour or police authorities or from any other federal, provincial or municipal authority and there are no matters under discussion with any such authorities relating to orders, notices or similar requirements.

                           (j)         Compliance with Laws.  The Borrower is not in breach of any by‑law, law, statute, regulation, rule or order, of any authority relating in any way to the operation of its business, and there are no restrictions or other agreements affecting its undertaking, property and assets except as disclosed by Permitted Encumbrances;

                           (k)        Judgements and Executions.  There are no judgements or executions filed or pending against the Borrower or its property;

                           (l)         Insolvency Proceedings.  The Borrower:

    is not insolvent; and

    has not committed an act of bankruptcy, proposed a compromise or arrangement of its creditors generally, made any assignment for the benefit of creditors, or taken any proceedings with respect to a compromise or arrangement or to have a receiver appointed over any part of its assets; and

    has not had any receiving order under the provisions of the Bankruptcy and Insolvency Act (Canada) filed against it, had any petition for such an order served upon it, and there are no proceedings in effect or threatened under the provisions of the Winding-Up Act (Canada) or the Companies' Creditors Arrangement Act (Canada), nor has any

    receiver, receiver and manager, monitor, custodian or official with similar powers been appointed by court order or privately respecting the Borrower or any of its assets or property;

                             (m)       Leases.  The Borrower is in good standing under all leases to which it is a party and no right currently exists in any lessor or lessee thereunder to terminate any such lease and each such lease is valid and binding;

                             (n)        Employee Payments.     The Borrower has withheld from each payment to any of its officers, directors and employees the amount of taxes, including, but not limited to income tax and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any applicable legislation. The Borrower is not subject to any claim by its employees arising from salary or benefits which would rank pari passu with, or prior to, the charges of the Security, all such salary and benefits being paid when and as due;

                             (o)        Material Liabilities.  There are no material liabilities of the Borrower of any kind whatsoever, whether or not accrued and whether or not determined or determinable, contingent or otherwise, in respect of which the Borrower is or may become liable on or after the date of this Agreement which have not been fully disclosed in writing to the Lender;

                             (p)        Location of Assets.  The assets of the Borrower are located in the State of California and in no other place or places;

                             (q)        Insurance.  The property and assets of the Borrower are insured against loss and damage as required by the Lender from time to time acting reasonably all such insurance policies are in good standing, and the Borrower is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim under any insurance policy in due and timely fashion;

                             (r)        Intellectual Property.  Subject to Permitted Encumbrances, the Borrower owns free of adverse claims, all of the trademarks, trade names, copyrights, patents (whether issued or for which an application has been filed), industrial designs, know-how, trade secrets, licences, or rights in any of the same (the "Intellectual Property"), required for or used in the conduct of its business, and all registrations in respect of any trade marks or patents, grant, or will grant when issued, valid and enforceable rights to the Borrower, without material conflict with the rights or claimed rights of others and all such Intellectual Property is in good standing and registered as applicable;

                             (s)        Pension Plan.    The Borrower does not have a pension plan or fund, and has not made any commitment, verbal or written, to establish any pension fund or plan.  For greater certainty, the Borrower has no unfunded liabilities under any pension plan;

                            (t)         Authorized and Issued Capital.  The authorized capital of the Borrower consists of 10,000 Common Shares all of which are issued and outstanding and registered in the name of Pure Play Media Holdings, Inc.  All issued and outstanding shares in the capital of the Borrower are fully paid and non‑assessable;

                             (u)        Options and Calls.  There are no agreements, calls, commitments, options, subscriptions, warrants or other rights or privileges, either oral or written, to require the Borrower to issue additional shares in the capital of the Borrower, whether upon the conversion of other securities or otherwise;

                             (v)        Title to Shares.  The persons set out on Schedule B hereto are all of the shareholders of the Borrower are registered as their names appear in Schedule B and hold the shares set out opposite their respective names beneficially;

                             (w)       Material Contracts.  Except as disclosed to the Lender in writing, the Borrower is not a party to or bound by any material contract or commitment, whether oral or written, relating to or affecting its business.  All such material contracts are in full force and effect, unamended in writing, by usage or otherwise, and they include all the presently outstanding material contracts entered into by the Borrower in the course of carrying on its business and all quotations, offers, orders or tenders for such contracts which remain open for acceptance.  No material default or event or condition which, after the giving of notice or the passage of time or both, would constitute a default, exists in respect thereof on the part of any of the parties thereto.  The Borrower has the capacity, including the necessary personnel, equipment and supplies to perform all of its obligations thereunder.

                             (x)        Collective Agreements and Benefits Plans.  Except as already disclosed to the Lender in writing, the Borrower is not bound by or a party to:

      any collective bargaining agreement, or

      any benefit plan, including, without limiting the generality of the foregoing, any pension, bonus, deferred or incentive compensation, profit sharing, stock option, retirement, group insurance, death benefit, vacation, health and welfare or other fringe benefit plans, trust agreements, policies, practices or other arrangements adopted or maintained by or on behalf of the Borrower for any of its employees, officers or directors relating to its business;

                               (y)        No Bargaining Rights.  No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent:

        holds bargaining rights with respect to any of the Borrower's employees by way of certification, interim certification, voluntary recognition, designation or successor rights;

        has applied to be certified as the bargaining agent of any of the Borrower's employees; or

        has applied to have the Borrower declared a related employer pursuant to the Labour Relations Act (Ontario);

                               (z)        Workers' Compensation.  There are no outstanding assessments or experience rating charges against the Borrower pursuant to the Workers' Compensation Act (Ontario) nor is the Borrower liable for any charges pursuant to the said Act.

                               (aa)      Conduct of Business.  Except as disclosed by the Borrower in writing to the Lender:

        The Borrower is not a party to or bound by any contract or commitment to pay any royalty, licence fee or management fee (other than fees for professional services to the Borrower's auditors) to any person, corporation or other entity;

        There is no indebtedness due and owing to the Borrower by any director, officer, shareholder or employee of the Borrower, or any person not dealing at arm's length with any such person within the meaning of the Income Tax Act (Canada);

        The Borrower is up to date in the filing of annual returns and all other returns and documents required to be filed by it pursuant to applicable legislation and the corporate, accounting and other records required by applicable legislation to be kept by the Borrower have been completely and properly written up and kept;

        No dividend has been declared and no distribution has been made in respect of any of the shares of the Borrower;

        All federal and state tax returns, and all other tax returns of the Borrower required by law to be filed, have been duly filed and all Taxes shown by said returns or otherwise assessed which are due and payable have been paid.  There are no actions, suits, proceedings, investigations, audits or claims now threatened or pending or in progress against the Borrower in respect of any taxes.

                               (bb)      Full Disclosure.  The information furnished to the Lender by the Borrower in connection with this Agreement and the Loan does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading. There is no fact or contingency which the Borrower has not disclosed to the Lender in writing which:

        might have a material adverse effect on the property and assets of the Borrower, the conduct of the Borrower's business or the condition (financial or otherwise) or prospects of the Borrower; or

        could reasonably be expected to be material to an intending lender or to an intending purchaser of shares in the capital of the Borrower.

      3.2                  Leasehold Property and Environmental Representations and Warranties

      The Borrower also specifically represents and warrants to the Lender, and acknowledges that the Lender is relying on such representations and warranties in entering into this Agreement and in making any Advance hereunder, that the Borrower does not materially violate and has not ever materially violated any applicable laws, by-laws, regulations, governmental decrees or ordinances (including without limitation, all applicable federal, provincial and municipal or local laws, by-laws, regulations, decrees or ordinances) with respect to the management, control, reporting, disposal and transportation of contaminants, pollutants, oil, hazardous materials and waste.

      3.3                   Survival of Representations, Warranties and Covenants

      The Borrower agrees that the covenants, agreements, representations and warranties of the Borrower set forth in this Agreement and in any certificate or other document delivered hereunder by or on behalf of the Borrower, notwithstanding any investigation made by the Lender or its counsel or any other representative of the Lender or the making of the Advance hereunder or any other thing or matter;

                               (a)        are material;

                               (b)   shall be deemed to be relied upon by the Lender or by any subsequent holder of the Security;

                               (c)    shall survive the execution and delivery of this Agreement and the Security; and

                               (d)   shall continue in full force and effect until all of the Indebtedness has been repaid.

      ARTICLE 4 - SECURITY

      4.1                       Security

      To secure the due and punctual payment of the Indebtedness and to secure the due and punctual performance of the Borrower's other obligations hereunder, the Borrower shall execute and deliver to the Lender the GSA and the Note. The Security will be subordinate only to the Permitted Encumbrances.

      4.2                       Discharge

      Once the Borrower has paid all Indebtedness and satisfied all of its obligations hereunder, at the written request and at the expense of the Borrower, the Borrower shall be entitled to receive a discharge of all charges and liens under the Security and such deeds or other instruments as are required to discharge the charges and liens therein.

      4.3                       Expropriation

      If the Borrower receives notice that any part of its property or assets included in the Security has been or is to be expropriated or taken by similar proceedings, the Borrower shall forthwith deliver to the Lender a written notice setting out particulars of the expropriation.  The Borrower shall further cause all proceeds payable in respect of such expropriation or taking to be paid to the Lender to be applied as repayment of the Indebtedness applied firstly to outstanding fees hereunder and thereafter to interest and thereafter to principal and then to any other amounts accrued and unpaid hereunder, to the extent of the funds received.

      ARTICLE 5 - COVENANTS

      5.1                   Positive Covenants

      The Borrower hereby covenants and agrees with the Lender that, so long as any of the Indebtedness remains unpaid:

                               (a)        To Pay Indebtedness.  The Borrower will well, duly and punctually pay or cause to be paid to the Lender the Indebtedness at the dates, times and places, and in the manner provided for herein;

                               (b)   Notice of Removal of Assets.  If at any time, or from time to time, the Borrower desires to remove any of its property and assets to any jurisdiction other than a jurisdiction in which the Security is validly registered to create a charge on that property, the Borrower will, prior to removing such assets, give the Lender 30 days prior written notice thereof, accompanied by a full description of such assets and the proposed situs thereof and shall deliver, prior to the removal of such assets, such documents and instruments filed or registered pursuant to applicable law, if required, as may be necessary to preserve and perfect the Lender's security interest therein and the priority in respect thereof in such other jurisdiction in form and content satisfactory to the Lender and the Lender may require, in its sole discretion, an opinion from solicitors for the Borrower as to the due registration of the Security in such jurisdiction and that the Lender's security position is not prejudiced by such removal of assets;

                               (c)    Notice of Litigation.  The Borrower will give the Lender prompt written notice of any:

        action, suit, litigation or other proceeding which is commenced or threatened against the Borrower and which involves a claim or potential claim in excess of $10,000 (including an estimate of legal fees that are likely to be incurred by the claimant, and the Borrower's probable legal fees); and

        any claim which is not fully covered by insurance except for deductible amounts approved by the Lender; and

        any claims for costs for environmental clean-up, or orders to effect any environmental clean-up;

                               (d)        Notice of Material Change.  The Borrower will give the Lender prompt written notice of any material change in the business or condition of the Borrower, financial or otherwise, or of any material loss, destruction or damage of or to any properties or assets of the Borrower;

                               (e)        To File Financial Statements and Certificate of No Defaults.  The Borrower shall furnish to the Lender:

        within 90 days after the end of each of its fiscal years, audited financial statements including the following:

        (A)              an audited balance sheet of the Borrower, prepared in accordance with generally accepted accounting principles applied on a consistent basis, as at the end of such year, signed by two directors;

        (B)              audited statements of profit and loss of the Borrower, surplus and source and application of funds, prepared in accordance with generally accepted accounting principles applied on a consistent basis for such year, including therewith relevant information regarding dealings with controlled companies; and

        (C)              a report of the Borrower's auditors thereon containing no reservation of opinion and subject to no qualification which the Lender finds unacceptable;

        within 60 days prior to the end of each of its fiscal years, annual pro forma balance sheets, profit and loss and cash flow statements for the next year and such other reports as the Lender may reasonably request; and

        at least 60 days prior to the end of each of its fiscal years, an annual business plan and operation budget approved by the Lender for the next fiscal year that includes anticipated or planned operating and capital expenditures of the Borrower, together with a broad forward business overview for the two fiscal years following the next fiscal year including pro forma balance sheets, profit and loss and cash flow statements;

                               (f)         Other Information.  The Borrower will promptly furnish the Lender with such other information respecting the Borrower, its properties, assets and anticipated contracts, acquisitions, investments and other matters and information relating to the Borrower and its business, as the Lender may from time to time reasonably request;

                               (g)        To Maintain Existence.  The Borrower will at all times maintain its corporate existence;

                               (h)        To Carry on Business and Abide by Government Regulations.  The Borrower will carry on its business in a proper and efficient manner, and will keep or cause to be kept proper books of account and make or cause to be made therein true and faithful entries of all material dealings and transactions in relation to its business, and will at all times abide by all laws, by-laws, regulations, orders, decrees and the like regarding the properties, assets and operation of the business of the Borrower.

                               (i)         To Insure.

        Insurance Coverage. The Borrower will take out and maintain, with insurer(s) acceptable to the Lender and at its own expense, insurance coverage as acceptable to the Lender acting reasonably.

        Renewal Receipt.  No later than 30 days prior to the expiry of any insurance policy required hereby, the Borrower shall deliver to the Lender a renewal receipt, binder or new policy replacing such expiring insurance policy, or otherwise satisfy the Lender that such insurance has been renewed.

        Application of Proceeds. At the request of the Lender the Borrower shall cause the insurance money under all policies required hereunder to be made payable to the Lender in accordance with its interests or shall otherwise deal with such policies in such manner as to enable any insurance money payable hereunder to be collected by the Lender which may, in its sole discretion, elect to have such insurance money applied to replace or repair the relevant assets or towards prepayment of the moneys advanced hereunder whether then due or not.  The Borrower shall from time to time do, sign, execute or endorse all transfers, assignments, cheques, loss claims, receipts, writings and things necessary or desirable for such purposes and for such purposes the Borrower hereby irrevocably appoints the Lender its attorney to do, sign, execute and endorse such transfers, assignments, cheques, loss claims, receipts, writings and things in the name of the Borrower and on its behalf as the Lender may deem necessary or advisable;
                               (j)         Employee Payments.     The Borrower will withhold from each payment to any of its officers, directors and employees the amount of all source deductions, including, but not limited to income tax and other deductions required to be withheld therefrom and will pay the same to the proper tax or other receiving authorities within the time required under any applicable legislation;

                               (k)        Further Assurances.  At any and all times the Borrower will, at its expense, do, execute, acknowledge, deliver, file and register or will cause to be done, executed, acknowledged, delivered, filed and registered all and every such further acts, deeds, conveyances, mortgages, transfers and assurances as the Lender reasonably requires, for the purpose of giving effect to this Agreement and the Security;

                               (l)         Payment of Costs and Expenses.  The Borrower and the Lender shall each pay their respective costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis and accounting and other professional fees) of or incurred by either of them in connection with the preparation, negotiation and execution of documents and the performance of all necessary due diligence and other review in connection with the Loans and the Security taken in pursuant hereof.  The Borrower shall pay or reimburse the Lender and its agents for all reasonable costs, charges and expenses of or incurred by the Lender from time to time in connection with the recovery or enforcement of repayment of the Indebtedness or any part thereof or in connection with the enforcement or realization of any of the Security and any amount not so paid shall bear interest at the annual rate of interest of 18% per annum calculated and compounded monthly and shall be payable out of any funds coming into the possession of the Lender in priority to the Indebtedness;

                               (m)       Use of Proceeds.  The Borrower will use the proceeds of the Loan only for the purpose of:

        its working capital requirements;

        to acquire the property and assets of Ninn Worx; and

        paying or reimbursing any party for all reasonable costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis and accounting and other professional fees) of or incurred by the Borrower in connection with the preparation, negotiation and execution of documents and the performance of all necessary due diligence and other review in connection with the Loans and the Security taken in pursuance hereof.
                               (n)        Change of Address.  The Borrower shall provide the Lender with not less than 30 days prior written notice of any change of address of any office or other business location of the Borrower and of the location of the new business premises where the Borrower undertakes its business at any time;

                               (o)        Notice of Default.  The Borrower shall give prompt written notice to the Lender of any Event of Default hereunder, of any event which, with notice or lapse of time or both, would constitute an Event of Default; and

                               (p)        Bank Account.  The Borrower shall open a new bank account which shall at all times be separate and apart from the Borrower's operating account(s), shall deposit the proceeds of the Loan into such account and shall maintain the balance of the Loan at all times in such account.

      5.2                   Negative Covenants

      The Borrower hereby covenants and agrees with the Lender that so long as any of the Indebtedness remains outstanding, without the prior written consent of the Lender, it will not:

                               (a)        Not to Sell Assets or Enter Into Amalgamations and Mergers.

        sell any of its property, assets or undertaking as an entirety or substantially as an entirety;

        sell or dispose of plant, machinery and equipment, except in accordance with the provisions hereof;  or amalgamate or merge or enter into any statutory arrangement with any other corporation or entity;
                               (b)        As to Encumbrances.  Do any act to encumber its property or assets, or create or permit to exist any mortgage, hypothec, charge, pledge, lien or encumbrance, or other security interest, whether by fixed or floating charge, upon its undertaking, property or assets or any part or parts thereof, except the Security and Permitted Encumbrances;

                               (c)        Restriction on Sale and Leasebacks.  Sell, assign or dispose of any property in any transaction or series of transactions which will conclude with a reacquisition by the Borrower of the same or similar property:

        subject to any encumbrance to which such property was not therebefore subject;  or pursuant to a conditional sale agreement or other title retention agreement including a financing transaction or capital lease arrangement save and except for Permitted Encumbrances;
                               (d)        Not to Enter Leases.  Enter into or assume or otherwise become a party to any lease as tenant, other than leases in the ordinary course of business, renewals of leases existing on the date hereof on substantially the same terms, or leases constituting Permitted Encumbrances;

                               (e)        Restrictions on Payables Repayment of Subordinated Debt.  Make any payment in respect of trade payables in the ordinary course of business at any time when the Borrower shall be in default hereunder or the payment would render the Borrower in default;

                               (f)         Not to Assign Shares.  Permit, approve or consent to the assignment, sale, transfer or issuance of any of the shares in the share capital of the Borrower other than as specifically permitted in the Shareholders Agreement;

                               (g)        Sale of Property.  Sell, transfer, convey, lease or otherwise dispose of any part of its property or assets, except in the ordinary course of business;

                               (h)        Corporate Changes.  Change its name, merge or amalgamate or consolidate with any other corporation;

                               (i)         Executive Management Remuneration.  Fix, pay or change any bonus, fee or other commission paid or payable to executive management, to any shareholder of the Borrower or to any person not dealing at arm's length with any of the shareholders of the Borrower other than as set out in the Shareholders Agreement;

                               (j)         Financial Assistance.  Provide financial assistance, whether by guarantee or otherwise, to any Subsidiary of the Borrower, to any shareholder of the Borrower or to any person not dealing at arm's length with any shareholder of the Borrower;

                               (k)        Material Changes.  Make any material change in the nature of its business;

                               (l)         Non-arm's Length Transactions.  Enter into any transaction with any of its shareholders or any person not dealing at arm's length with any of its shareholders;

                               (m)       Misuse of Proceeds of the Loans.  Use any of the proceeds of the Loan in any other manner not permitted by this Agreement;

                               (n)        Corporate Distributions.  Declare any dividends so long as any of the Indebtedness remains outstanding otherwise than in accordance with this Agreement and with the approval of the Lender;

                               (o)        Subsidiaries.  Acquire or create, or agree to acquire or create, any Subsidiary or business;

                               (p)        Amendments to Share Provisions.  Create any new classes of shares or add, change or remove any rights, privileges, restrictions and conditions in respect of all or any of its shares, whether issued or unissued;  or

                               (q)        Purchase for Cancellation and Redemption.  Purchase for cancellation any of the Common Shares otherwise than in accordance with this Agreement or the Shareholders Agreement.

      ARTICLE 6 - DEFAULT AND ENFORCEMENT

      6.1                   Events of Default

      Each and every of the following shall be an Event of Default under this Agreement:

                               (a)        If the Borrower makes default in payment of the Indebtedness as and when the same becomes due under any provision hereof provided that such default remains unremedied for five days after written notice of default is given by the Lender to the Borrower;

                               (b)   If the Borrower neglects to carry out or observe any covenant or condition (other than those relating to the payment of any Indebtedness) hereunder or under the Security, provided that:

        the Borrower shall have 30 days after receipt of notice from the Lender to make good such default before the Borrower shall be in default hereunder;  and if such default cannot be cured within such 30 day period but is capable of being cured in a timely manner, and the Borrower so advises the Lender prior to the termination of such 30 day period, and if the Lender in its sole discretion is satisfied that the Borrower is diligently proceeding to cure such default, the Borrower shall have an additional 30 days to make good such default before the Borrower shall be in default hereunder;
                               (c)        If the Borrower ceases, or threatens to cease, carrying on its business or if a petition is filed, an order is made or a resolution is passed for the winding-up or liquidation of the Borrower;

                               (d)        If the Borrower becomes unable to pay its debts generally as they become due or makes a bulk sale of its assets or a general assignment for the benefit of its creditors or a proposal under the Bankruptcy and Insolvency Act (Canada) or if a bankruptcy petition is filed or presented with respect to the Borrower and is not removed or discharged prior to the time when any party thereunder has the right to realize against the property and assets of the Borrower, or if a custodian or a sequestrator or a receiver or receiver and manager or any other officer with similar powers is appointed, by court order or privately, of its properties, or any part thereof which is, in the opinion of the Lender, a substantial part thereof;

                               (e)        If any proceedings respecting the Borrower are commenced under the Companies' Creditors Arrangement Act (Canada) or under the Winding-Up Act (Canada) or any legislation or other provision of law providing for similar effect;

                               (f)         If an encumbrancer of any of the property of the Borrower takes possession of the property of the Borrower or any part thereof which is, in the opinion of the Lender, a substantial part thereof or if a distress or execution or any similar process is levied or enforced against and remains unsatisfied for such period as would permit such property or such part thereof to be sold or seized thereunder, or if a judgment or order is obtained against the Borrower which, in the reasonable opinion of the Lender, materially and adversely affects the ability of the Borrower to carry on its business or a substantial part thereof, or if such judgment or order is for the payment of money, and has not been satisfied within 20 days of the date that such judgment or order is issued;

                               (g)        If default occurs (including default by the Borrower to the Lender pursuant to the Loan Agreement dated September 19, 2002) under any obligation of the Borrower to repay borrowed money or interest thereon to any person and such default is not rectified within the period provided for rectification in any governing agreement or there is any breach by the Borrower of any agreement between the Borrower and any person to whom the Borrower is indebted, provided that such breach entitles the other party to exercise its rights under such agreement, and that such breach is not remedied within the time provided therefor in such agreement;

                               (h)        If any of the representations and warranties contained herein or in any of the Security prove to have been false or misleading in any material respect on the date hereof or the date of making of any Advance or become false or misleading at any time during the term hereof, each representation and warranty being deemed to be continuously restated with a current effective date during each day of the term hereof;

                               (i)         If the Borrower is in default under the Security or any other written agreement entered into with or in favour of the Lender at any time;

                               (j)         If, without the prior written consent of the Lender, there is any change in the legal or beneficial ownership of any of the outstanding shares in the share capital of the Borrower, except as permitted and in accordance with the Shareholders Agreement, whether or not such is voluntary or involuntary, by operation of law, order of the Court or otherwise or if any of the outstanding shares of the Borrower are pledged, charged, sold, assigned, transferred, or otherwise encumbered or if additional shares of the Borrower are issued, such that any of the foregoing cause a change in control of the Borrower to a person not controlling the Borrower as of the date hereof, control for the purposes of this subsection having the meaning as defined in the Business Corporations Act (Ontario), unless any such change is made in accordance with the provisions of the Shareholders Agreement;

                               (k)        If, in the opinion of the Lender, there is material adverse change in the financial condition, ownership or operation of the Borrower; or

                               (l)         If there is a breach, at any time and in any material respect, by the Borrower of the provisions of any applicable law, regulation, by-law, ordinance or work order of any lawful authority, whether federal, provincial, municipal, local or otherwise affecting any of the property and assets of the Borrower, or any activity or operation carried out by the Borrower, provided that such default remains unremedied for 30 days after written notice of default is given by the lawful authority of the Lender to the Borrower; or

                               (m)       If two or more of the Principals cease to be employees of the Borrower without the prior written consent of the Lender.

      6.2                   Acceleration on Default

      Upon the occurrence of an Event of Default, the Lender may, in addition to any other rights or remedies provided for herein or in the Security or at law or in equity, declare the Indebtedness to be immediately due and payable and the same shall forthwith become immediately due and payable and the Borrower shall forthwith pay to the Lender the Indebtedness in its entirety.

      6.3                   Waiver of Default

      The Lender may at any time waive in writing any Event of Default which may have occurred, provided that no such waiver shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights or remedies resulting therefrom.  No delay or failure by the Lender to exercise any right or remedy hereunder shall impair any such right or remedy or shall be construed to be a waiver of any Event of Default hereunder or under the Security or acquiescence therein.

      6.4                   Remedies Cumulative

      Each of the remedies available to the Lender is agreed by the Borrower to be a separate remedy and in no way is a limitation on any one or more of the other remedies  otherwise available to the Lender.  The rights and remedies herein expressly specified or in the Security are cumulative and not exclusive.  The Lender may in its sole discretion exercise any and all rights, powers, remedies and recourses available herein or in the Security or any other remedy available to it, and such rights, powers and remedies and recourses may be exercised concurrently or individually without the necessity of any election.

      6.5                   Notice of Intent to Enforce

      Notwithstanding the 30 day period to the Borrower to remedy defaults, as provided in Section 6.1(b), the Lender may, contemporaneously with or during such 30 day period, give the Borrower the 10 day Notice of Intention to Enforce the Security required by the Bankruptcy and Insolvency Act (Canada), as amended, it being the intention of the parties that, at the Lender's option, the 15 day period to cure defaults, and the 10 day Notice of Intention to Enforce the Security, may run concurrently.

      ARTICLE 7 - ENFORCEMENT OF SECURITY

      7.1                   Remedies

      Whenever any Security has become enforceable in accordance with its terms, but subject to the provisions hereof:

                               (a)        The Lender may proceed to enforce its rights by any action, suit, remedy or proceeding authorized or permitted by law or by equity including, without limitation:

        filing such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims lodged in any bankruptcy, winding-up or other judicial proceeding relative to the Borrower;  and proceed in any court of competent jurisdiction for the appointment of a Receiver;  and proceed in any court of competent jurisdiction for the sale or foreclosure of all or any part of the collateral;  and

                               (b)        The Lender may enter into and upon and take possession of all or any part of the property and assets of the Borrower with full power to carry on, manage and conduct the business, and operations of the Borrower including:

        the power to borrow moneys or advance its own moneys for the purpose of such business operations, the maintenance and preservation of the property and assets of the Borrower or any part thereof, the payment of taxes, wages and other charges ranking in priority to the Indebtedness and current operating expenses incurred not more than 60 days prior to such taking of possession (and the moneys so borrowed or advanced shall be repaid by the Borrower on demand and until repaid shall bear interest at the rate of 18% per annum calculated monthly, in arrears) and to receive the revenues, incomes, issues and profits of the property and assets of the Borrower and to pay therefrom all its expenses, charges and advances in carrying on such business operations or otherwise, and all taxes, assessments and other charges against the property and assets of the Borrower ranking in priority to the Indebtedness or payment of which may be necessary to preserve the property and assets of the Borrower, and to apply the remainder of the moneys so received in accordance with the provisions hereof;

        the power to carry on or concur in the carrying on of all or any part of the business or undertaking of the Borrower and to the exclusion of all others, including the Borrower, enter upon, occupy and use all or any of the premises, buildings, plant and undertaking of or occupied or used by, the Borrower and use any or all of the tools, machinery, equipment and intangible assets of the Borrower for such time as the Lender sees fit, free of charge, to carry on the business of the Borrower and, if applicable, manufacture or complete the manufacture of any inventory and to pack and ship the finished product.  The Lender shall not be liable to the Borrower for any negligence in so doing or in respect of any rent, charges, depreciation or damage in connection with such actions;

                               (c)        The Lender may either after entry as provided herein, or without any entry, sell and dispose of all the property and assets of the Borrower, either as a whole or in separate parcels at public auction or by tender or by private contract at such time and on such terms and conditions, having first given such notice of the time and place of such sale, as it thinks proper. The Lender may make such sale whether by auction, tender or private contract, either for cash, upon credit, or in exchange for bonds, debentures, stocks or other securities of another corporation or partly for one and partly for the other upon such reasonable conditions as to terms of payment as it deems proper, and upon any such sale shall be obliged to account to the Borrower only in relation to moneys actually received and only at the time of receipt.  The Lender shall have the right to rescind or vary any contract of sale that may have been entered into, to resell with or under any of the powers conferred herein, to adjourn any such sale from time to time, and to execute and deliver to the purchaser or purchasers of such property, or any part thereof, good and sufficient deed or deeds for the same, the Lender being hereby irrevocably constituted an attorney of the Borrower for the purpose thereof.  Any such sale made as aforesaid shall be a perpetual bar both in law and equity against the Borrower and its assigns and all other persons claiming such property or any part or parcel thereof, by, from, through, or under the Borrower or its assigns and the proceeds of any such sale shall be distributed in the manner hereinafter provided;

                               (d)        The Lender, or any agent or representative thereof, may become the purchaser at any sale of the property and assets of the Borrower whether made under the power of sale herein contained or pursuant to foreclosure or other judicial proceeding;

                               (e)        The Lender may seize, collect, realize, dispose of, enforce, release to third parties or otherwise deal with the property and assets of the Borrower or any part thereof in such manner, upon such terms and conditions and at such time or times as seems advisable to it and without notice to the Borrower (except as otherwise required by any applicable law), and may charge on its own behalf, and pay to others, sums for costs and expenses incurred (including legal fees and expenses on a solicitor and his own client scale and receivers' and accounting fees) in or in connection with seizing, collecting, realizing, disposing of, enforcing or otherwise dealing with the property and assets of the Borrower and in connection with the protection and enforcement of the right of the Lender hereunder (including without limitation, in connection with advice with regard to any of the foregoing) and the amount of such sums shall become part of the Indebtedness, and shall bear interest at the rate of 18% per annum calculated and compounded monthly in arrears until paid;

                               (f)         The Lender may make any commercially reasonable repair, processing, or preparation of the property and assets of the Borrower for disposition;

                               (g)        Where the Lender has taken possession of the property and assets of the Borrower as herein provided, retain the property and assets of the Borrower in whole or in part for such period of time as is commercially reasonable and may retain the property and assets of the Borrower in whole or in part in accordance with the procedure set out in the Personal Property Security Act (Ontario) and such retention shall reduce the amount of the Indebtedness by an amount equal to the fair market value of the property and assets of the Borrower so retained: and

                               (h)        The Lender may grant renewals, extensions of time and other indulgences take and give up securities, accept compositions, grant releases and discharges, perfect or fail to perfect any securities, release any part of the property and assets of the Borrower to third parties and otherwise deal or fail to deal with the Borrower, debts of the Borrower, guarantors, sureties and others and with the property and assets of the Borrower and other securities as the Lender may see fit, all without prejudice to the liability of the Borrower to the Lender or the Lender's rights and powers under this Agreement or the Security.

      7.2                   Remedies Not Exclusive

      No remedy for the enforcement of the rights of the Lender shall be exclusive of or depend on any other remedy but any one or more remedies may from time to time be exercised independently or in combination.

      7.3                   Remedies Not Prejudiced by Delay

      No delay or omission of the Lender to exercise any remedy shall impair any such remedy or shall be construed to be a waiver of any Event of Default hereunder or under the Security or be construed as acquiescence therein.

      7.4                   Remedies Reasonable

      The Borrower hereby expressly acknowledges and agrees that the provisions hereof  with respect to enforcement and realization upon the property and assets of the Borrower are, in the  circumstances, commercially reasonable and not manifestly unreasonable.

      7.5                   Borrower to Yield Possession

      The Borrower agrees that forthwith upon any demand following an Event of Default it will assemble and deliver to the Lender possession of all of the property and assets of the Borrower at such place as may be specified by the Lender.  The Borrower agrees to yield up possession of the property and assets of the Borrower and the conduct of its business in connection therewith to the Lender on demand whenever the Lender shall have a right of entry under the provisions hereof and agree not to put any obstacles in the way of but to facilitate by all legal means the actions of the Lender hereunder, and not to interfere with the carrying out of the powers hereby granted to it, and the Borrower shall forthwith, by and through its officers and directors, execute such documents and transfers as may be necessary to place the Lender in legal possession of the property and assets of the Borrower and its business in connection therewith and thereupon all the powers and functions, rights and privileges of each and every of its directors and officers shall cease and determine with respect to  the property and assets of the Borrower unless specifically continued in writing by the Lender or unless the property has been restored to it.

      7.6                   Lender Entitled to Perform Covenants

      If the Borrower fails to perform any covenant on its part herein contained, the Lender may in its sole discretion perform any of the covenants capable of being performed by it and, if any such covenant requires the payment or expenditure of money, the Lender may make payments or expenditure with its own funds, or with money borrowed by or advanced to it for such purpose, but be under no obligation to do so; and all sums so expended or advanced shall be at once payable by the Borrower on demand and shall bear interest at the rate of 18% per annum calculated and compounded monthly in arrears until paid, and shall be payable out of any funds coming into the possession of the Lender in priority to the Indebtedness  but no such performance or payment shall be deemed to relieve the Borrower from any default hereunder.

      7.7                   The Lender as Agent of Borrower and Power of Attorney

      If the Security becomes enforceable, then the Borrower hereby irrevocably appoints the Lender to be its attorney for it and in its name and on its behalf to execute and carry out any deeds, documents, transfers, conveyances, assignments, assurances, consents and thing which the Borrower ought to, or may, sign, execute and do hereunder and generally to use its name in the exercise of all or any of the powers hereby conferred on the Lender, with full power of substitution and revocation.  In the exercise of all of its right hereunder, the Lender shall be, so far as concerns responsibility for its action or inaction, the agent of the Borrower.

      7.8                   For the Protection of the Lender

      In realizing upon the property and assets of the Borrower, the Lender shall not be responsible for any loss occasioned by any demand, collection, enforcement, sale or other realization thereof or the failure to demand, collect, enforce or sell any portion thereof, and the Lender shall not be bound to protect the property and assets of the Borrower from depreciating in value and shall not be bound to institute proceedings for any such purposes or for the purpose of preserving any rights of the Borrower, the Lender or any other person, firm or borrower in respect of the property and assets of the Borrower. The Lender shall not be liable or responsible for any loss or damage whatsoever which may accrue in consequence of any such failure whether resulting from the negligence of the Lender or any of its officers, servants, agents, solicitors, attorneys, Receivers or otherwise.  In addition, the Lender shall not, nor shall its servants, agents or Receivers be liable by reason of any entry into possession of the property and assets of the Borrower or any part thereof to account as a mortgagee in possession or for anything except actual receipts or be liable for any loss on realization nor for any act or omission for which a mortgagee in possession might be liable.  Upon any sale or realization of the property and assets of the Borrower by way of public auction, the Lender may become purchaser free from any right or equity of redemption, which right or equity is expressly waived by the Borrower and the Lender may, in paying the purchase price, apply so much of the obligations of the Borrower hereunder on account of the purchase price as may be necessary for such purpose.

      7.9                   Lender's Agents

      The Lender may appoint any agent or representative to exercise any of its rights hereunder.

      7.10                 Appointment of Receiver

      If the Security becomes enforceable, the Lender may appoint one or more receivers or managers or receivers and managers of the property and assets of the Borrower, or any part thereof or may institute proceedings in any court of competent jurisdiction for the appointment of such a receiver (any such receiver or manager or receiver and manager being herein called the "Receiver"), and may remove any Receiver so appointed and appoint another in his stead, and the following provisions shall take elect:

                               (a)        such appointment may be made at any time after the Security has become enforceable and either before or after the Lender has entered into or taken possession of the property and assets of the Borrower or any part thereof and such appointment may be revoked upon the direction in writing of the Lender; and

                               (b)   each Receiver shall be vested with all or any of the powers and discretions of the Lender at law and in equity; and

                               (c)    each Receiver may carry on the business of the Borrower or any part thereof and may exercise all the powers conferred upon the Lender hereby; and

                               (d)   the Lender may from time to time fix the remuneration of each Receiver, which remuneration shall be reasonable and direct the payment thereof out of the property and assets of the Borrower or the proceeds thereof in priority to payment of the Indebtedness; and

                               (e)    the Lender may from time to time require any Receiver to give security for the performance of his duties and may fix the nature and amount thereof but shall not be bound to require such security; and

                               (f)    each Receiver may, with the consent in writing of the Lender borrow money for the purpose of carrying on the business of the Borrower or for the maintenance of the property and assets of the Borrower or any part or parts thereof or for any other part approved by the Lender and may issue security on the property and assets of the Borrower in priority to the Security and in the amounts from time to time required to carry out the duties of the Receiver appointed hereunder which shall bear interest as shall be reasonably determined by the Receiver; and

                               (g)    unless otherwise directed by the Lender all moneys from time to time received by such Receiver shall be paid over to the Lender; and

                               (h)    each Receiver shall so far as concerns responsibility for his acts and omissions in exercising all or any of the powers and discretions conferred upon him hereunder be deemed to be the agent of the Borrower and not of the Lender and the Lender shall not be responsible for any act or default of any Receiver; and

                               (i)     no Receiver need be appointed, ratified or supervised in any way by a court and the Lender may, but is not bound to, require the receiver to give security for the performance of his duties.

      7.11                 Application of Funds

      Except as otherwise herein provided, the moneys arising from any enforcement of the Security shall be applied as follows:

                               (a)        firstly, in payment of, or reimbursement to the Lender of, the expenses, disbursements and advances of the Lender (including the fees and expenses of any Receiver, agent or representative appointed pursuant hereto or under the Security and any legal fees with respect thereto, on a solicitor and client basis) incurred or made in connection with the enforcement of this Agreement or the realization of the Security;

                               (b)   secondly, in payment of interest on overdue interest, interest on the Indebtedness and, in the case of accrued and unpaid interest, in reverse order of maturity and all such other amounts that may be due and owing hereunder or under the Security;

                               (c)    thirdly, in payment of all principal unpaid and outstanding with respect to the Loan; and

                               (d)   the surplus, if any, shall be paid to the Borrower or its assigns.

      7.12                 Deficiency

      If the moneys received by the Lender or any Receiver are insufficient to repay to the Lender all moneys due to it as set out in the foregoing Sections 7.11(a), (b) and (c), the Borrower shall forthwith pay or cause to be paid to the Lender such deficiency.

      7.13                 Validity of Sale

      No person dealing with the Lender or its servants or agents or with any Receiver need inquire whether the Security has become enforceable or whether the powers which the lender or any Receiver is purporting to exercise have become exercisable or whether any money remains due on the security of the property and assets of the Borrower or as to the necessity or expedience of the stipulations and conditions subject to which any sale, lease or disposition are made or otherwise as to the propriety or regularity of any sale or any other dealing by the Lender with the property and assets of the Borrower or to see to the application of any moneys paid to the Lender and, in the absence of fraud on the part of such person, such dealings shall be deemed, so far as regards the safety and protection of such person, to be within the powers hereby conferred and to be valid and effective accordingly.

      7.14                 Effect of Appointment of Receiver

      Upon the Borrower receiving notice from the Lender of the taking of possession of the property and assets of the Borrower or the appointment of any Receiver all powers, functions, rights and privileges of each of the directors and officers of the Borrower with respect to the property and assets of the Borrower shall cease unless specifically continued by the written consent of the Lender.

      ARTICLE 8 - GENERAL CONTRACT PROVISIONS

      8.1                   Notice

      Any demand or notice to he given by any party hereto to any other party shall be in writing and may be given by personal delivery or, except during any period when postal service is interrupted, by prepaid registered mail or by telex, telecopy or by other means of instantaneous transmission that produces a permanent copy ("other communication") addressed as follows:

                              to the Borrower, addressed to it at:

                                                                   5165 Timberlea Boulevard
                                                                   Mississauga, Ontario
                                                                   L4W 2S3

                                        Attention:          Richard Arnold
                                        Telephone:        (905) 602-1522
                                        Facsimile:         (905) 602-1525

                              to the Lender, addressed to it at:

                                                                 3482  9th line
                                                                Innisfil, Ontario, L9S 3Z9

                                        Attention:          Erwin Zecha
                                        Telephone:        705 431-7177
                                        Facsimile:         705 431-8482

      and shall be deemed to have been received by the party to whom it was addressed:

        if given by registered mail, on the date falling four business days following the date upon which it was deposited in the post office with postage and cost of registration prepaid; and

        if personally delivered to an adult during normal business hours, when so delivered; and

        if given by other communication, three business hours after transmission and confirmation of receipt,

      provided that either of the parties may change the address or person designated from time to time, by notice in writing to the other party hereto.

      8.2                   Law Applicable

      This Agreement shall be construed in accordance with the laws of the State of California and the laws of the United States of America applicable therein and shall be treated in all respects as a California contract.

      8.3                   Assignment

      This Agreement shall enure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns.  This Agreement shall not be assigned by the Borrower without the Lender's prior written consent, which consent may be unreasonably withheld or delayed.  This Agreement may be assigned by the Lender, in which event the Borrower shall attorn in all respects to such assignment and the assignee thereof.

      8.4                   Business Day

      If under the provisions of this Agreement any amount is to be paid or any act or thing is to be taken other than on a business day, then such amount shall be paid or such act or thing or step shall be done or taken on the next business day.

      8.5                   Further Assurance

      Notwithstanding the making of any Advance hereunder, the Borrower agrees, at the request of the Lender, to sign such further and other documents and to do and perform, and cause to be done and performed, such further and other acts as may be necessary or desirable to give effect to the provisions of this Agreement.

      8.6                   Severability

      If any provision herein is determined to be void, voidable or unenforceable, in whole or in part by the decision of any court of competent jurisdiction, which determination is not appealed or appealable for any reason whatsoever, the provision in question shall not affect or impair or be deemed to affect or impair the enforceability of validity of any other provision hereof and such unenforceable or invalid provision or portion thereof shall be severed from the remainder of this Agreement.  All the provisions hereof are hereby declared to be separate, severable and distinct.

                              IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

PURE PLAY MEDIA, INC. Per: Authorized Signing Officer	DORAL EZ INVESTMENTS INC. Per: Authorized Signing Officer

      SCHEDULE A
      PROMISSORY NOTE

      $1,575,000                                                                                                             Due in Accordance
                                                                                                                                 With Loan Agreement

                  FOR VALUE RECEIVED the undersigned promises to pay to or to the order of Doral EZ Investments Inc. (the "Lender") at Mississauga, Ontario, at the times and in the manner set forth in a loan agreement dated March 14, 2003 between the undersigned and the Lender (the "Loan Agreement"):

      (a)                         the principal amount of $1,575,000 in lawful money of Canada or so much thereof as may be advanced and outstanding pursuant to the Loan Agreement;
      (b)                         all interest accrued on such principal amount outstanding from time to time and all interest accrued on overdue interest calculated and payable in like currency at the rate applicable thereto as stipulated in the Loan Agreement; and
      (c)                         all other amounts owing by the undersigned to the Lender pursuant to the Loan Agreement.

                  This promissory note is issued pursuant to the Loan Agreement to evidence the principal amounts advanced, any repayments on account thereof and the unpaid balance of the principal amount outstanding from time to time.  The President of the Lender is hereby authorized to endorse on the schedule annexed hereto, or on any continuation schedule which may at any time be attached hereto, the date and amount of each advance, and each payment of principal on account thereof, together with the unpaid balance of the principal amount outstanding owing by the undersigned to the Lender pursuant to the Loan Agreement.  Each such endorsement shall be prima facie evidence of the amounts so advanced and repaid and, in the absence of manifest mathematical error, this promissory note shall be conclusive evidence of the amount of the undersigned's liability to the Lender for the unpaid balance of the principal amount outstanding owing by the undersigned to the Lender pursuant to the Loan Agreement.  In the event of default of the payment in accordance with the terms of this promissory note, the undersigned shall pay all costs incurred by the holder in enforcing and collecting on this promissory note, including legal costs on a solicitor and client basis.

                  Notwithstanding the due date specified in this promissory note, in the event of default by the undersigned pursuant to the Loan Agreement, the principal sum remaining unpaid together with all interest accrued thereon shall immediately become due and payable, without demand or other further notice.

                  The undersigned hereby waives presentment, protest and notice of every kind and waives any defences based on indulgences which may be granted by the holder to any party liable thereon.

                  DATED this 14th day of March, 2003.

                                                                                          PURE PLAY MEDIA, INC.

                                                                                          Per: /s/ Richard Arnold
                                                                                                Authorized Signing Officer

      LOAN ADVANCES AND PAYMENTS

DATE	Amount Advanced	Amount Paid	Outstanding Principal Balance	Recording Officer's Initials
March 14, 2003	$1,575,000 (CDN)	__	$1,575,000 (CDN)

      SCHEDULE B

      SHAREHOLDERS OF THE BORROWER

      Name                                                              No. and Class of Shares Held

      Pure Play Media Holdings, Inc.                         10,000 Common